RYAN SPECIALTY REPORTS THIRD QUARTER 2026 RESULTS
- Total Revenue grew 4.7% year-over-year to $790.0 million -
- Organic Revenue Growth Rate* of 4.0% year-over-year -
- Net Income of $88.0 million, or $0.29 per diluted share -
- Adjusted EBITDAC* grew 3.8% year-over-year to $244.4 million -
- Adjusted Net Income* increased 4.1% year-over-year to $137.1 million -
- Adjusted Diluted Earnings Per Share* grew 8.5% to $0.51 per diluted share -
- Returned $173.7 million to shareholders, including $150.0 million of share repurchases and $23.7 million of dividends and distributions -
October 29, 2026 | CHICAGO, IL — Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or the “Company”),
a leading international specialty insurance firm, today announced results for the third quarter ended September 30,
2026.
Third Quarter 2026 Highlights
•Revenue grew 4.7% year-over-year to $790.0 million, compared to $754.6 million in the prior-year period
•Organic Revenue Growth Rate* was 4.0% for the quarter, compared to 15.0% in the prior-year period
•Net Income increased 40.6% year-over-year to $88.0 million, compared to $62.6 million in the prior-year period.
Diluted Earnings Per Share was $0.29
•Adjusted EBITDAC* increased 3.8% to $244.4 million, compared to $235.5 million in the prior-year period
•Adjusted EBITDAC Margin* of 30.9%, compared to 31.2% in the prior-year period
•Adjusted Net Income* increased 4.1% to $137.1 million, compared to $131.7 million in the prior-year period
•Adjusted Diluted Earnings Per Share* increased 8.5% to $0.51, compared to $0.47 in the prior-year period
•Returned $173.7 million to shareholders through $150.0 million of Class A common stock repurchases, representing 3.5 million shares, and $23.7 million in dividends and distributions
“We are proud of our third quarter performance, in light of an increasingly challenging market and against our toughest year over year comparison,” said Patrick G. Ryan, Founder and Executive Chairman of Ryan Specialty. “We
grew total revenue 4.7%, driven by organic growth of 4.0%. We grew Adjusted EBITDAC by 3.8% and Adjusted
Diluted EPS by 8.5%. We continued investing back into our business, with our second largest hiring class in late 2025, and displayed disciplined expense management, leading to an Adjusted EBITDAC margin that is down only 30 basis points year to date. We also returned capital to shareholders of over $500 million through dividends, distributions, and share repurchases. These results reflect the strength of our brokers and underwriters, and of the durable, scalable platform we have strategically built. We are confident our team will continue to perform throughout this cycle and emerge even stronger.”
“Our team delivered in the face of one of the most challenging markets we have ever seen, retaining high levels of existing business, winning significant new business, and building our pipelines,” added Timothy W. Turner, Chief
Executive Officer of Ryan Specialty. “We continue to deliver for our clients through our differentiated talent, deep specialty expertise, and independence. We are investing in talent, technology, AI, and data that will widen our moat.
We remain focused on controlling what we can control. We are well-positioned to keep winning and to create long-
term value for our shareholders.”

Summary of Third Quarter 2026 Results

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
(in thousands, except percentages and per share data)	2026	2025	$	%	2026	2025	$	%
GAAP financial measures
Total revenue	$789,963	$754,577	$35,386	4.7%	$2,501,839	$2,299,913	$201,926	8.8%
Net commissions and fees	775,081	739,552	35,529	4.8	2,460,712	2,256,537	204,175	9.0
Compensation and benefits	484,208	440,434	43,774	9.9	1,511,001	1,355,995	155,006	11.4
General and administrative	106,977	117,589	(10,612)	(9.0)	334,381	330,698	3,683	1.1
Total operating expenses	649,135	643,786	5,349	0.8	2,086,099	1,897,835	188,264	9.9
Operating income	140,828	110,791	30,037	27.1	415,740	402,078	13,662	3.4
Net income	88,048	62,603	25,445	40.6	237,026	182,919	54,107	29.6
Net income attributable to Ryan Specialty Holdings, Inc.	36,681	31,085	5,596	18.0	96,642	55,419	41,223	74.4
Compensation and benefits expense ratio (1)	61.3%	58.4%			60.4%	59.0%
General and administrative expense ratio (2)	13.5%	15.6%			13.4%	14.4%
Net income margin (3)	11.1%	8.3%			9.5%	8.0%
Earnings per share (4)	$0.30	$0.24			$0.77	$0.44
Diluted earnings per share (4)	$0.29	$0.20			$0.74	$0.41
Non-GAAP financial measures*
Organic revenue growth rate	4.0%	15.0%			7.3%	11.4%
Adjusted compensation and benefits expense	$443,373	$417,217	$26,156	6.3%	$1,400,151	$1,268,059	$132,092	10.4%
Adjusted compensation and benefits expense ratio	56.1%	55.3%			56.0%	55.1%
Adjusted general and administrative expense	$102,144	$101,827	$317	0.3%	$298,306	$287,414	$10,892	3.8%
Adjusted general and administrative expense ratio	12.9%	13.5%			11.9%	12.5%
Adjusted EBITDAC	$244,446	$235,533	$8,913	3.8%	$803,383	$744,440	$58,943	7.9%
Adjusted EBITDAC margin	30.9%	31.2%			32.1%	32.4%
Adjusted net income	$137,121	$131,704	$5,417	4.1%	$466,581	$424,225	$42,356	10.0%
Adjusted net income margin	17.4%	17.5%			18.6%	18.4%
Adjusted diluted earnings per share	$0.51	$0.47	$0.04	8.5%	$1.75	$1.52	$0.23	15.1%
*For a definition and a reconciliation of Organic revenue growth rate, Adjusted compensation and benefits expense,
Adjusted compensation and benefits expense ratio, Adjusted general and administrative expense, Adjusted general and administrative expense ratio, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted net income, Adjusted net income margin, and Adjusted diluted earnings per share to the most directly comparable GAAP measure, see “Non-GAAP Financial
Measures and Key Performance Indicators” below.
(1)Compensation and benefits expense ratio is defined as Compensation and benefits divided by Total revenue.
(2)General and administrative expense ratio is defined as General and administrative expense divided by Total revenue.
(3)Net income margin is defined as Net income divided by Total revenue.
(4)See “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements.

Third Quarter 2026 Review*
Total revenue for the third quarter of 2026 was $790.0 million, an increase of 4.7% compared to $754.6 million in the prior-year period. This increase was primarily due to continued organic revenue growth of 4.0%, driven by new client wins, strong renewal retention, and expanded relationships with existing clients, coupled with continued flow into the specialty and E&S markets, and modest amounts of revenue from acquisitions completed within the trailing twelve months ended September 30, 2026. We experienced growth across the majority of our casualty lines, offset by a moderate decline in our property portfolio.
Total operating expenses for the third quarter of 2026 were $649.1 million, a 0.8% increase compared to $643.8 million in the prior-year period. This increase was primarily due to higher Compensation and benefits expenses resulting from growth in revenue and an increase in Restructuring and related expense due to the Empower
Program, partially offset by a decrease in Acquisition-related expenses. General and administrative expense decreased compared to the prior-year period due to a decrease in Acquisition-related expenses, partially offset by an increase in Restructuring and related expense due to the Empower Program. Change in contingent consideration also decreased compared to the prior-year period.
Net income for the third quarter of 2026 increased 40.6% to $88.0 million, compared to $62.6 million in the prior-
year period, primarily driven by solid revenue growth and relatively flat Total operating expenses, partially offset by a higher Income tax expense.
Adjusted EBITDAC grew 3.8% to $244.4 million from $235.5 million in the prior-year period. Adjusted EBITDAC margin for the quarter was 30.9%, compared to 31.2% in the prior-year period. The increase in Adjusted EBITDAC was driven primarily by solid revenue growth, partially offset by higher Adjusted compensation and benefits expense.
Adjusted net income for the third quarter of 2026 increased 4.1% to $137.1 million, compared to $131.7 million in the prior-year period. Adjusted net income margin was 17.4%, compared to 17.5% in the prior-year period. Adjusted diluted earnings per share for the third quarter of 2026 increased 8.5% to $0.51, compared to $0.47 in the prior-year period.
*For the definition of each of the non-GAAP measures referred to above, as well as a reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key Performance
Indicators” below.

Third Quarter 2026 Net Commissions and Fees by Specialty and Revenue by Type
Growth in Net commissions and fees in all specialties was primarily driven by solid organic growth.

	Three Months Ended September 30,
(in thousands, except percentages)	2026	% of total	2025	% of total	Change
Wholesale Brokerage	$394,283	50.9%	$376,788	50.9%	$17,495	4.6%
Binding Authority	93,012	12.0	89,636	12.1	3,376	3.8
Underwriting Management	287,786	37.1	273,128	37.0	14,658	5.4
Total Net commissions and fees	$775,081		$739,552		$35,529	4.8%

	Nine Months Ended September 30,
(in thousands, except percentages)	2026	% of total	2025	% of total	Change
Wholesale Brokerage	$1,270,881	51.7%	$1,214,741	53.8%	$56,140	4.6%
Binding Authority	303,182	12.3	286,110	12.7	17,072	6.0
Underwriting Management	886,649	36.0	755,686	33.5	130,963	17.3
Total Net commissions and fees	$2,460,712		$2,256,537		$204,175	9.0%
The following tables set forth our revenue by type of commissions and fees:

	Three Months Ended September 30,
(in thousands, except percentages)	2026	% of total	2025	% of total	Change
Net commissions and policy fees	$725,761	93.6%	$672,942	91.0%	$52,819	7.8%
Supplemental and contingent commissions	33,781	4.4	29,782	4.0	3,999	13.4
Loss mitigation and other fees	15,539	2.0	36,828	5.0	(21,289)	(57.8)
Total Net commissions and fees	$775,081		$739,552		$35,529	4.8%

	Nine Months Ended September 30,
(in thousands, except percentages)	2026	% of total	2025	% of total	Change
Net commissions and policy fees	$2,295,699	93.3%	$2,083,983	92.4%	$211,716	10.2%
Supplemental and contingent commissions	115,066	4.7	103,185	4.6	11,881	11.5
Loss mitigation and other fees	49,947	2.0	69,369	3.0	(19,422)	(28.0)
Total Net commissions and fees	$2,460,712		$2,256,537		$204,175	9.0%

Liquidity and Financial Condition
As of September 30, 2026, the Company had Cash and cash equivalents of $168.8 million and outstanding debt principal of $3.7 billion.
Capital Return
In the third quarter, the Company returned approximately $173.7 million to shareholders through $150.0 million of
Class A common stock repurchases, representing 3.5 million shares, and $23.7 million in dividends and distributions.
As of September 30, 2026, the Company had $150.0 million of remaining authorization under its share repurchase program.
Additionally, on October 29, 2026, the Company’s board of directors declared a quarterly dividend of $0.13 per share on the outstanding Class A common stock. The quarterly dividend will be payable on November 24, 2026, to stockholders of record as of the close of business on November 10, 2026. A portion of the dividend, $0.06 per share, will be funded by free cash flow from Ryan Specialty, LLC and will be paid to all holders of the Company’s Class A common stock and the holders of the LLC Common Units (as defined below).
Full Year 2026 Guidance*
The Company is maintaining its full year 2026 guidance for Organic Revenue Growth Rate and updating its Adjusted
EBITDAC Margin as follows:
•We are guiding to an Organic Revenue Growth Rate in the mid-single digits for 2026
•We are guiding to an Adjusted EBITDAC Margin that is down modestly for 2026, as compared to the prior year
*For a definition of Organic revenue growth rate and Adjusted EBITDAC margin, see “Non-GAAP Financial Measures and Key
Performance Indicators” below.
Conference Call Information
Ryan Specialty will hold a conference call to discuss the financial results at 4:45pm Eastern Time on October 29,
2026. Interested parties may access the conference call through the live webcast, which can be accessed at https://
ryan-specialty-q3-2026-earnings-call.open-exchange.net/registration or by visiting the Company’s Investor Relations website. Please join the live webcast at least 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available on the Company’s website at ryanspecialty.com in its Investors section for one year following the call.
About Ryan Specialty
Founded in 2010, Ryan Specialty (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents, and carriers. Ryan Specialty provides distribution, underwriting, product development, administration, and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents, and carriers. Learn more at ryanspecialty.com.
Forward-Looking Statements
All statements in this release and in the corresponding earnings call that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results, its plans, anticipated amount and timing of cost savings relating to the restructuring plan, or its plans and objectives for future operations, growth initiatives, or strategies,

and the statements under the caption “Full Year 2026 Guidance” are forward-looking statements. Words such as
“anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,”
“likely,” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s filings with the
Securities and Exchange Commission (“SEC”).
For more detail on the risk factors that may affect the Company’s results, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and in other documents filed with, or furnished to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.
Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related earnings call relate only to events as of the date hereof. The Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.
Non-GAAP Financial Measures and Key Performance Indicators
In assessing the performance of the Company’s business, non-GAAP financial measures are used that are derived from the Company’s consolidated financial information, but which are not presented in the Company’s consolidated financial statements prepared in accordance with GAAP. The Company considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax positions, depreciation, amortization, and certain other items that the Company believes are not representative of its core business. The
Company uses the following non-GAAP measures for business planning purposes, in measuring performance relative to that of its competitors, to help investors to understand the nature of the Company’s growth, and to enable investors to evaluate the run-rate performance of the Company. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the consolidated financial statements prepared and presented in accordance with GAAP. The footnotes to the reconciliation tables below should be read in conjunction with the unaudited consolidated quarterly financial statements in the Company’s Quarterly Report on Form 10-Q filed with the SEC. Industry peers may provide similar supplemental information but may not define similarly-named metrics in the same way and may not make identical adjustments.
Organic revenue growth rate: Organic revenue growth rate represents the percentage change in Net commissions and fees, as compared to the same period for the prior year, adjusted to eliminate revenue attributable to acquisitions for the first twelve months of ownership, revenue attributable to sold businesses for the subsequent twelve months after the sale, and other items such as contingent commissions and the impact of changes in foreign exchange rates.
Adjusted compensation and benefits expense: Adjusted compensation and benefits expense is defined as
Compensation and benefits expense adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition and restructuring related compensation expenses, and (iii) other exceptional or non-recurring compensation expenses, as applicable. The most directly comparable GAAP financial metric is Compensation and benefits expense.
Adjusted general and administrative expense: Adjusted general and administrative expense is defined as General and administrative expense adjusted to reflect items such as (i) acquisition and restructuring related general and administrative expenses, and (ii) other exceptional or non-recurring general and administrative expenses, as applicable. The most directly comparable GAAP financial metric is General and administrative expense.

Adjusted compensation and benefits expense ratio: Adjusted compensation and benefits expense ratio is defined as the Adjusted compensation and benefits expense as a percentage of Total revenue. The most directly comparable
GAAP financial metric is Compensation and benefits expense ratio.
Adjusted general and administrative expense ratio: Adjusted general and administrative expense ratio is defined as the Adjusted general and administrative expense as a percentage of Total revenue. The most directly comparable
GAAP financial metric is General and administrative expense ratio.
Adjusted EBITDAC: Adjusted EBITDAC is defined as Net income before Interest expense, net, Income tax expense,
Depreciation, Amortization, and Change in contingent consideration, adjusted to reflect items such as (i) equity-
based compensation, (ii) acquisition-related expenses, and (iii) other exceptional or non-recurring items, as applicable. Acquisition-related expense includes one-time diligence, transaction-related, and integration costs.
Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions. These plans require service requirements, and in some cases performance targets, to be met in order to be earned. Restructuring and related expense consists of compensation and benefits, contractors, professional services, and license fees related to the Empower Program, which was initiated at the beginning of 2026.
Restructuring expense within general and administrative expense includes costs relating to professional services, technology and data initiatives, license fees, and third-party contractors, as well as non-cash expenses associated with the impairment of internally-developed software. Compensation and benefits restructuring costs include severance as well as employment costs for services rendered between the notification and termination dates and other termination payments. Amortization and expense is composed of charges related to discontinued prepaid incentive programs. For the three months ended September 30, 2026, Other non-operating income consisted of $1.0 million of proceeds from the sales of a small non-subscription workers compensation book of business and a small
MGU, $0.1 million of sublease income, and $0.1 million of forfeitures of vested equity awards offset by $0.5 million of TRA contractual interest and related charges. For the three months ended September 30, 2025, Other non-
operating income consisted of $0.3 million of forfeitures of vested equity awards, $0.2 million of seller reimbursement of acquisition-related retention incentives, and $0.2 million of sublease income offset by $0.4 million of TRA contractual interest and related charges. For the nine months ended September 30, 2026, Other non-
operating income consisted of $1.1 million of proceeds from the sales of a small non-subscription workers compensation book of business and a small MGU, $0.7 million of forfeitures of vested equity awards, $0.4 million of sublease income, and $0.1 million of seller reimbursement of acquisition-related retention incentives offset by $0.8 million of TRA contractual interest and related charges. For the nine months ended September 30, 2025, Other non-
operating income consisted of $0.6 million of seller reimbursement of acquisition-related retention incentives, $0.4 million of sublease income, and $0.3 million of forfeitures of vested equity awards offset by $0.8 million of TRA contractual interest and related charges. Equity-based compensation reflects non-cash equity-based expense. IPO related expenses consist of compensation-related expense primarily related to the expense for new awards issued at
IPO as well as expense related to the revaluation of existing equity awards at IPO.
Adjusted EBITDAC margin: Adjusted EBITDAC margin is defined as Adjusted EBITDAC as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.
Adjusted net income: Adjusted net income is defined as tax-effected earnings before amortization and certain items of income and expense, gains and losses, equity-based compensation, acquisition related long-term incentive compensation, acquisition-related expenses, costs associated with our IPO, and certain exceptional or non-recurring items. The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of Ryan Specialty, LLC (together with its parent New
Ryan Specialty, LLC and their subsidiaries, the “LLC”). For comparability purposes, this calculation incorporates the impact of federal and state statutory tax rates on 100% of the Company’s adjusted pre-tax income as if the Company owned 100% of Ryan Specialty, LLC. The most directly comparable GAAP financial metric is Net income.
Adjusted net income margin: Adjusted net income margin is defined as Adjusted net income as a percentage of
Total revenue. The most directly comparable GAAP financial metric is Net income margin.
Adjusted diluted earnings per share: Adjusted diluted earnings per share is defined as Adjusted net income divided by diluted shares outstanding after adjusting for the effect if 100% of the outstanding LLC Common Units (“LLC

Common Units”), together with the shares of Class B common stock, vested Class C Incentive Units, vested but unexercised options, and unvested equity awards were exchanged into shares of Class A common stock as if 100% of unvested equity awards were vested. The most directly comparable GAAP financial metric is Diluted earnings per share.
Credit Adjusted EBITDAC: Credit Adjusted EBITDAC is defined as Adjusted EBITDAC as further adjusted without duplication for: acquired EBITDAC from the beginning of the applicable twelve month reference period through the acquisition close date, certain annualized run rate expected cost savings and initiatives, and certain other adjustments as permitted in calculating leverage ratios under our debt agreements. The Company presents Credit
Adjusted EBITDAC as an additional measure of liquidity and leverage. The calculation of Credit Adjusted EBITDAC pursuant to our debt agreements permits certain estimates and assumptions that may differ from actual results.
The summary unaudited consolidated financial data presented for the twelve months ended September 30, 2026, was derived by adding the consolidated financial data of the Company for the twelve months ended December 31,
2025, to the consolidated financial data of the Company for the nine months ended September 30, 2026, and subtracting the consolidated financial data of the Company for the nine months ended September 30, 2025. The summary unaudited consolidated financial data for the twelve months ended September 30, 2026, has been prepared for illustrative purposes only and is not necessarily representative of our results of operations for any future period or our financial condition at any future date.
The reconciliation of the above non-GAAP measures to each of their most directly comparable GAAP financial measure is set forth in the reconciliation table accompanying this release.
With respect to the Organic revenue growth rate and Adjusted EBITDAC margin outlook presented in the “Full Year
2026 Guidance” section of this press release, the Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.
Contacts:

Investor Relations Nicholas Mezick VP, Investor Relations Ryan Specialty IR@ryanspecialty.com Phone: (312) 784-6152	Media Relations Alice Phillips Topping SVP, Chief Marketing & Communications Officer Ryan Specialty Alice.Topping@ryanspecialty.com Phone: (312) 635-5976

Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages and per share data)	2026	2025	2026	2025
Revenue
Net commissions and fees	$775,081	$739,552	$2,460,712	$2,256,537
Fiduciary investment income	14,882	15,025	41,127	43,376
Total revenue	$789,963	$754,577	$2,501,839	$2,299,913
Expenses
Compensation and benefits	484,208	440,434	1,511,001	1,355,995
General and administrative	106,977	117,589	334,381	330,698
Amortization	64,278	70,188	194,005	204,841
Depreciation	4,330	3,607	12,525	9,134
Change in contingent consideration	(10,658)	11,968	34,187	(2,833)
Total operating expenses	$649,135	$643,786	$2,086,099	$1,897,835
Operating income	$140,828	$110,791	$415,740	$402,078
Interest expense, net	57,264	56,344	167,646	169,186
Income from equity method investments	(11,840)	(4,957)	(24,410)	(15,050)
Other non-operating income	(784)	(402)	(1,520)	(636)
Income before income taxes	$96,188	$59,806	$274,024	$248,578
Income tax expense (benefit)	8,140	(2,797)	36,998	65,659
Net income	$88,048	$62,603	$237,026	$182,919
GAAP financial measures
Total revenue	$789,963	$754,577	$2,501,839	$2,299,913
Net commissions and fees	775,081	739,552	2,460,712	2,256,537
Compensation and benefits	484,208	440,434	1,511,001	1,355,995
General and administrative	106,977	117,589	334,381	330,698
Net income	88,048	62,603	237,026	182,919
Compensation and benefits expense ratio (1)	61.3%	58.4%	60.4%	59.0%
General and administrative expense ratio (2)	13.5%	15.6%	13.4%	14.4%
Net income margin (3)	11.1%	8.3%	9.5%	8.0%
Earnings per share (4)	$0.30	$0.24	$0.77	$0.44
Diluted earnings per share (4)	$0.29	$0.20	$0.74	$0.41
Non-GAAP Financial Measures (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages and per share data)	2026	2025	2026	2025
Non-GAAP financial measures*
Organic revenue growth rate	4.0%	15.0%	7.3%	11.4%
Adjusted compensation and benefits expense	$443,373	$417,217	$1,400,151	$1,268,059
Adjusted compensation and benefits expense ratio	56.1%	55.3%	56.0%	55.1%
Adjusted general and administrative expense	$102,144	$101,827	$298,306	$287,414
Adjusted general and administrative expense ratio	12.9%	13.5%	11.9%	12.5%
Adjusted EBITDAC	$244,446	$235,533	$803,383	$744,440
Adjusted EBITDAC margin	30.9%	31.2%	32.1%	32.4%
Adjusted net income	$137,121	$131,704	$466,581	$424,225
Adjusted net income margin	17.4%	17.5%	18.6%	18.4%
Adjusted diluted earnings per share	$0.51	$0.47	$1.75	$1.52

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	September 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$168,811	$158,322
Commissions and fees receivable – net	576,111	488,951
Fiduciary cash and receivables	4,935,368	4,298,920
Prepaid incentives – net	28,660	13,550
Other current assets	76,615	100,437
Total current assets	$5,785,565	$5,060,180
NON-CURRENT ASSETS
Goodwill	3,216,252	3,225,021
Customer relationships	1,314,994	1,496,885
Other intangible assets	137,001	119,621
Prepaid incentives – net	26,827	27,849
Equity method investments	109,852	109,982
Property and equipment – net	64,665	69,461
Lease right-of-use assets	126,985	130,480
Deferred tax assets	252,220	310,138
Other non-current assets	9,972	14,554
Total non-current assets	$5,258,768	$5,503,991
TOTAL ASSETS	$11,044,333	$10,564,171
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$308,128	$284,403
Accrued compensation	408,583	519,251
Operating lease liabilities	28,923	25,987
Tax Receivable Agreement liabilities	30,697	—
Short-term debt and current portion of long-term debt	42,433	60,187
Fiduciary liabilities	4,935,368	4,298,920
Total current liabilities	$5,754,132	$5,188,748
NON-CURRENT LIABILITIES
Accrued compensation	90,878	70,096
Operating lease liabilities	150,020	153,089
Long-term debt	3,634,056	3,291,462
Tax Receivable Agreement liabilities	454,391	458,997
Deferred tax liabilities	43,547	49,834
Other non-current liabilities	15,561	97,894
Total non-current liabilities	$4,388,453	$4,121,372
TOTAL LIABILITIES	$10,142,585	$9,310,120
STOCKHOLDERS’ EQUITY
Class A common stock ($0.001 par value; 1,000,000,000 shares authorized, 120,364,827 and 129,603,426 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively)	120	130
Class B common stock ($0.001 par value; 982,799,265 shares authorized and 132,446,301 shares issued and outstanding at September 30, 2026; 1,000,000,000 shares authorized and 134,508,885 shares issued and outstanding at December 31, 2025)	132	135
Preferred stock ($0.001 par value; 500,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2026, and December 31, 2025)	—	—
Additional paid-in capital	271,892	513,610
Retained earnings	166,508	120,353
Accumulated other comprehensive income	8,063	13,845
Total stockholders’ equity attributable to Ryan Specialty Holdings, Inc.	$446,715	$648,073
Non-controlling interests	455,033	605,978
Total stockholders’ equity	$901,748	$1,254,051
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,044,333	$10,564,171

Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(in thousands)	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$237,026	$182,919
Adjustments to reconcile net income to cash flows provided by operating activities:
Income from equity method investments	(24,410)	(15,050)
Amortization	194,005	204,841
Depreciation	12,525	9,134
Prepaid and deferred compensation expense	30,096	33,613
Non-cash equity-based compensation	51,968	50,988
Amortization of deferred debt issuance costs	7,303	7,157
Amortization of interest rate cap premium	—	5,216
Deferred income tax expense	26,782	11,472
Deferred income tax expense from common control reorganization	—	47,978
Loss on Tax Receivable Agreement	834	783
Impairment of internally-developed software	11,704	—
Changes in operating assets and liabilities, net of acquisitions:
Commissions and fees receivable – net	(89,099)	(6,392)
Accrued interest liability	(21,183)	(12,489)
Other current and non-current assets	18,464	19,520
Other current and non-current liabilities	(149,082)	(159,269)
Total cash flows provided by operating activities	$306,933	$380,421
CASH FLOWS FROM INVESTING ACTIVITIES
Business combinations – net of cash acquired and cash held in a fiduciary capacity	—	(636,925)
Capital expenditures	(52,233)	(50,678)
Equity method investment in VSIC	—	(16,561)
Proceeds from sale of equity method investment in VSIC	23,349	—
Asset acquisitions	(1,556)	(3,014)
Total cash flows used in investing activities	$(30,440)	$(707,178)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on Revolving Credit Facility	1,359,030	1,114,872
Repayments on Revolving Credit Facility	(1,008,719)	(990,857)
Debt issuance costs paid	—	(2,889)
Repayment of term debt	(12,750)	(12,750)
Receipt of contingently returnable consideration	3,140	1,927
Payment of contingent consideration	(37,406)	(29,252)
Tax distributions to non-controlling LLC Unitholders	(43,103)	(45,695)
Receipt of taxes related to net share settlement of equity awards	18,831	35,174
Taxes paid related to net share settlement of equity awards	(18,698)	(36,051)
Class A common stock dividends and Dividend Equivalents paid	(50,170)	(46,825)
Distributions and Declared Distributions paid to non-controlling LLC Unitholders	(24,233)	(20,428)
Repurchases of Class A common stock	(450,253)	—
Payments related to Ryan Re preferred units	—	(249)
Net change in fiduciary liabilities	183,520	38,341
Total cash flows provided by (used in) financing activities	$(80,811)	$5,318
Effect of changes in foreign exchange rates on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	(5,872)	14,507
NET CHANGE IN CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY	$189,810	$(306,932)
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY —Beginning balance	1,584,470	1,680,805
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY —Ending balance	$1,774,280	$1,373,873
Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity
Cash and cash equivalents	$168,811	$153,485
Cash and cash equivalents held in a fiduciary capacity	1,605,469	1,220,388
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$1,774,280	$1,373,873

Reconciliation of Organic Revenue Growth Rate

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2026	2025	2026	2025
Current period Net commissions and fees revenue	$775,081	$739,552	$2,460,712	$2,256,537
Less: Current period contingent commissions	(29,107)	(24,310)	(95,629)	(82,164)
Less: Revenue attributable to sold businesses	(55)	(65)	(147)	(354)
Net commissions and fees revenue excluding contingent commissions	$745,919	$715,177	$2,364,936	$2,174,019

Prior period Net commissions and fees revenue	$739,552	$588,129	$2,256,537	$1,806,264
Less: Prior year contingent commissions	(24,310)	(14,842)	(82,164)	(44,741)
Less: Revenue attributable to sold businesses	(1,161)	(427)	(2,343)	(1,548)
Prior period Net commissions and fees revenue excluding contingent commissions	$714,081	$572,860	$2,172,030	$1,759,975

Change in Net commissions and fees revenue excluding contingent commissions	$31,838	$142,317	$192,906	$414,044
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions	(3,574)	(55,650)	(30,249)	(212,249)
Impact of change in foreign exchange rates	219	(923)	(3,878)	(1,324)
Organic revenue growth (Non-GAAP)	$28,483	$85,744	$158,779	$200,471

Net commissions and fees revenue growth rate (GAAP)	4.8%	25.7%	9.0%	24.9%
Less: Impact of contingent commissions (1)	(0.3)	(0.9)	(0.1)	(1.4)
Net commissions and fees revenue excluding contingent commissions growth rate (2)	4.5%	24.8%	8.9%	23.5%
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions (3)	(0.5)	(9.7)	(1.4)	(12.0)
Impact of change in foreign exchange rates (4)	—	(0.1)	(0.2)	(0.1)
Organic Revenue Growth Rate (Non-GAAP)	4.0%	15.0%	7.3%	11.4%
(1)Calculated by subtracting Net commissions and fees revenue growth rate from net commissions and fees revenue excluding contingent commissions growth rate and revenue from sold businesses.
(2)Calculated by dividing the change in Total net commissions and fees revenue excluding contingent commissions by prior year net commissions and fees excluding contingent commissions and revenue from sold businesses.
(3)Calculated by taking the Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions, representing the first twelve months of net commissions and fees revenue generated from acquisitions, divided by prior period net commissions and fees revenue excluding contingent commissions and revenue from sold businesses.
(4)Calculated by taking the change in foreign exchange rates divided by prior period net commissions and fees revenue excluding contingent commissions and revenue from sold businesses.

Reconciliation of Adjusted Compensation and Benefits Expense to Compensation and Benefits Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2026	2025	2026	2025
Total revenue	$789,963	$754,577	$2,501,839	$2,299,913
Compensation and benefits expense	$484,208	$440,434	$1,511,001	$1,355,995
Acquisition-related expense	(625)	(3,583)	(5,885)	(8,546)
Acquisition related long-term incentive compensation	(6,791)	(7,463)	(17,185)	(25,115)
Restructuring and related expense	(19,528)	—	(33,627)	—
Amortization and expense related to discontinued prepaid incentives	(663)	(981)	(2,185)	(3,287)
Equity-based compensation (1)	(13,105)	(7,432)	(45,825)	(36,854)
IPO related expenses	(123)	(3,758)	(6,143)	(14,134)
Adjusted compensation and benefits expense (2)	$443,373	$417,217	$1,400,151	$1,268,059
Compensation and benefits expense ratio	61.3%	58.4%	60.4%	59.0%
Adjusted compensation and benefits expense ratio	56.1%	55.3%	56.0%	55.1%
(1)For the three months ended September 30, 2026, $9.2 million of expense was reversed associated with certain performance-based awards. For the three months ended September 30, 2025, $5.8 million of expense was reversed associated with certain executive performance-based awards. See “Note 9, Equity-Based Compensation”
of the unaudited quarterly consolidated financial statements for additional discussion.
(2)Adjustments made to Compensation and benefits expense are described in the definition of Adjusted EBITDAC in
“Non-GAAP Financial Measures and Key Performance Indicators.”
Reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2026	2025	2026	2025
Total revenue	$789,963	$754,577	$2,501,839	$2,299,913
General and administrative expense	$106,977	$117,589	$334,381	$330,698
Acquisition-related expense	(509)	(15,762)	(6,553)	(43,284)
Restructuring and related expense	(4,324)	—	(29,522)	—
Adjusted general and administrative expense (1)	$102,144	$101,827	$298,306	$287,414
General and administrative expense ratio	13.5%	15.6%	13.4%	14.4%
Adjusted general and administrative expense ratio	12.9%	13.5%	11.9%	12.5%
(1)Adjustments made to General and administrative expense are described in the definition of Adjusted EBITDAC in
“Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted EBITDAC to Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2026	2025	2026	2025
Total revenue	$789,963	$754,577	$2,501,839	$2,299,913
Net income	$88,048	$62,603	$237,026	$182,919
Interest expense, net	57,264	56,344	167,646	169,186
Income tax expense (benefit)	8,140	(2,797)	36,998	65,659
Depreciation	4,330	3,607	12,525	9,134
Amortization	64,278	70,188	194,005	204,841
Change in contingent consideration (1)	(10,658)	11,968	34,187	(2,833)
EBITDAC	$211,402	$201,913	$682,387	$628,906
Acquisition-related expense	1,134	19,345	12,439	51,830
Acquisition related long-term incentive compensation	6,791	7,463	17,185	25,115
Restructuring and related expense	23,852	—	63,149	—
Amortization and expense related to discontinued prepaid incentives	663	981	2,185	3,287
Other non-operating income	(784)	(402)	(1,520)	(636)
Equity-based compensation	13,105	7,432	45,825	36,854
IPO related expenses	123	3,758	6,143	14,134
Income from equity method investments	(11,840)	(4,957)	(24,410)	(15,050)
Adjusted EBITDAC	$244,446	$235,533	$803,383	$744,440
Net income margin	11.1%	8.3%	9.5%	8.0%
Adjusted EBITDAC margin	30.9%	31.2%	32.1%	32.4%
(1)For the three months ended September 30, 2026, and for the nine months ended September 30, 2025, Change in contingent consideration included a $12.9 million and $14.3 million, respectively, decrease in valuation of the US
Assure contingent consideration as a result of increased loss ratios impacting projected profit commissions.

Reconciliation of Adjusted Net Income to Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2026	2025	2026	2025
Total revenue	$789,963	$754,577	$2,501,839	$2,299,913
Net income	$88,048	$62,603	$237,026	$182,919
Income tax expense (benefit)	8,140	(2,797)	36,998	65,659
Amortization	64,278	70,188	194,005	204,841
Amortization of deferred debt issuance costs (1)	2,447	2,397	7,303	7,157
Change in contingent consideration	(10,658)	11,968	34,187	(2,833)
Acquisition-related expense	1,134	19,345	12,439	51,830
Acquisition related long-term incentive compensation	6,791	7,463	17,185	25,115
Restructuring and related expense	23,852	—	63,149	—
Amortization and expense related to discontinued prepaid incentives	663	981	2,185	3,287
Other non-operating income	(784)	(402)	(1,520)	(636)
Equity-based compensation	13,105	7,432	45,825	36,854
IPO related expenses	123	3,758	6,143	14,134
Income from equity method investments	(11,840)	(4,957)	(24,410)	(15,050)
Adjusted income before income taxes (2)	$185,299	$177,979	$630,515	$573,277
Adjusted income tax expense (3)	(48,178)	(46,275)	(163,934)	(149,052)
Adjusted net income	$137,121	$131,704	$466,581	$424,225
Net income margin	11.1%	8.3%	9.5%	8.0%
Adjusted net income margin	17.4%	17.5%	18.6%	18.4%
(1)Interest expense, net includes amortization of deferred debt issuance costs.
(2)Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial
Measures and Key Performance Indicators.”
(3)The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of the LLC. For the three and nine months ended
September 30, 2026 and 2025, this calculation of adjusted income tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 5.00% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC.

Reconciliation of Adjusted Diluted Earnings per Share to Diluted Earnings per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Earnings per share of Class A common stock – diluted	$0.29	$0.20	$0.74	$0.41
Less: Net income attributed to dilutive shares (1)	(0.15)	(0.09)	(0.01)	(0.01)
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	0.20	0.12	0.16	0.27
Plus: Adjustments to Adjusted net income (3)	0.18	0.25	0.86	0.88
Plus: Dilutive impact of unvested equity awards (4)	(0.01)	(0.01)	—	(0.03)
Adjusted diluted earnings per share	$0.51	$0.47	$1.75	$1.52

(Share count in ’000)
Weighted-average shares of Class A common stock outstanding – diluted	262,162	273,462	132,485	138,090
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	—	—	133,980	135,644
Plus: Dilutive impact of unvested equity awards (4)	4,172	5,526	(393)	5,407
Adjusted diluted earnings per share diluted share count	266,334	278,988	266,072	279,141
(1)Adjustment removes the impact of Net income attributed to dilutive awards to arrive at Net income attributable to
Ryan Specialty Holdings, Inc. For the three months ended September 30, 2026 and 2025, this removes $38.0 million and $23.4 million of Net income, respectively, on 262.2 million and 273.5 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the nine months ended September 30, 2026 and 2025, this removes $1.0 million and $1.2 million of Net income, respectively, on 132.5 million and 138.1 million Weighted-
average shares of Class A common stock outstanding - diluted, respectively. See “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements.
(2)For comparability purposes, this calculation incorporates the Net income that would be distributable if all LLC
Common Units (together with shares of Class B common stock) were exchanged for shares of Class A common stock.
For the three months ended September 30, 2026 and 2025, this includes $51.4 million and $31.5 million of Net income, respectively, on 262.2 million and 273.5 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the nine months ended September 30, 2026 and 2025, this includes $140.4 million and $127.5 million of Net income, respectively, on 266.5 million and 273.7 million Weighted-average shares of
Class A common stock outstanding - diluted, respectively. For the three months ended September 30, 2026, 133.3 million weighted-average outstanding LLC Common Units were considered dilutive and included in the 262.2 million
Weighted-average shares of Class A common stock outstanding - diluted. For the three months ended September 30,
2025, 135.5 million weighted-average outstanding LLC Common Units were considered dilutive and included in the
273.5 million Weighted-average shares of Class A common stock outstanding - diluted. See “Note 10, Earnings Per
Share” of the unaudited quarterly consolidated financial statements.
(3)Adjustments to Adjusted net income are described in the footnotes of “Reconciliation of Adjusted Net Income to Net
Income” on 262.2 million and 273.5 million Weighted-average shares of Class A common stock outstanding - diluted for the three months ended September 30, 2026 and 2025, respectively, and 266.5 million and 273.7 million
Weighted-average shares of Class A common stock outstanding - diluted for the nine months ended September 30,
2026 and 2025, respectively.
(4)For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of 100% of the outstanding LLC Common Units (together with shares of Class B common stock) at the end of each period, vested Class C Incentive Units, vested but unexercised options, and unvested equity awards is calculated using the treasury stock method as if the weighted-average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted EPS calculation disclosed in “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements.
For the three months ended September 30, 2026 and 2025, 4.2 million and 5.5 million shares were added to the calculation, respectively. For the nine months ended September 30, 2026 and 2025, (0.4) million and 5.4 million shares were added to the calculation, respectively.

Reconciliation of Credit Adjusted EBITDAC to Net Income

(in thousands)	Twelve Months Ended September 30, 2026
Total Revenue	$3,253,052
Net Income	$268,264
Interest expense, net	220,844
Income tax expense	50,366
Depreciation	16,480
Amortization	263,590
Change in contingent consideration	50,142
EBITDAC	$869,686
Acquisition-related expense	32,710
Acquisition related long-term incentive compensation	18,651
Restructuring and related expense	63,149
Amortization and expense related to discontinued prepaid incentives	3,230
Other non-operating loss (income)	(1,576)
Equity-based compensation	58,635
IPO related expenses	11,796
Income from equity method investments	(30,596)
Adjusted EBITDAC (1)	$1,025,685
Credit adjustments (2)	59,731
Credit Adjusted EBITDAC	$1,085,416
(1)Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial
Measures and Key Performance Indicators”.
(2)Adjustments made to Adjusted EBITDAC represent (without duplication) additional adjustments permitted under our debt agreements.